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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-41035 on Form S-8 of Prima Energy Corporation of our report dated March 9, 2001 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP

Denver, Colorado
March 23, 2001